EXHIBIT 10.1

FIRST AMENDMENT TO
AÉROPOSTALE SECOND AMENDED AND RESTATED
2002 LONG-TERM INCENTIVE PLAN

WHEREAS, Aéropostale, Inc. (the “Company”) maintains the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 17 of the Plan, the Committee (as defined in the Plan) may amend the Plan from time to time in its discretion in any manner that it deems appropriate and pursuant to Section 21 of the Plan, the Company may unilaterally amend the Plan to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”); and

WHEREAS, the Plan authorizes grants of various types of equity awards, including restricted stock awards, and the Committee desires to amend the Plan as set forth herein to also provide for grants of restricted stock units (“RSUs”) under the Plan, including provisions intended to provide that RSUs comply with or be exempt from Section 409A;

NOW, THEREFORE, pursuant to Sections 17 and 21 of the Plan, as applicable, effective as of December 13, 2013, the Plan is hereby amended as follows:

1.	The last sentence of Section 1 of the Plan is amended in its entirety to read as follows:

“Grants of incentive or non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and performance awards (each an “Award”), or any combination of the foregoing may be made under the Plan.”

2.	The first sentence of the second paragraph of Section 5 of the Plan is amended in its entirety to read as follows:

“Awards, or any combination of Awards, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees”, “grantees” or “participants” as the case may be).”

3.	A new Section 8A is added to the Plan immediately following Section 8 of the Plan to read as follows:

“8A. RSUs.

The Committee may at any time and from time to time grant RSUs under the Plan to such participants and in such amounts as it determines. Each grant of RSUs shall specify the time

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or times at which all or a specified number of RSUs that are part of the Award will vest (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8A). Unless otherwise determined by the Committee, each RSU shall be credited with a dividend equivalent right with respect to each share of Common Stock underlying the RSU; provided, however, that any such dividend equivalent right shall be subject to the same vesting schedule applicable to the RSU and paid at the same time that the shares of Common Stock underlying the RSU are paid. No dividends shall be paid with respect to any RSUs.

Except as otherwise provided by the Committee, the grantee shall receive one share of Common Stock paid within 30 days following the vesting of a RSU.

Except as otherwise accelerated by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement, all unvested RSUs granted to such participant shall vest. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all unvested RSUs granted to such participant shall be immediately forfeited.

Subject to Section 22, it is the Company’s intent that RSU grants shall be exempt from, or comply with, Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.”

4.	The first sentence of Section 10(a) of the Plan is amended in its entirety to read as follows:

“Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR, deliverable upon grant or vesting of restricted stock or deliverable upon vesting or payment of a RSU, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR, the delivery of restricted stock upon grant or vesting or deliverable upon vesting of a RSU, as the case may be.”

5.	The last sentence of Section 11 of the Plan is amended in its entirety to read as follows:

“Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8, 8A and 9 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, no restrictions relating thereto may lapse, and no Award may vest within six months of the date such grant is made.”

6.	Section 12 of the Plan is amended as follows:

a.	The first sentence is amended in its entirety to read as follows:

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“Unless the Committee determines otherwise, no Award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code.”

b.	The last sentence is amended in its entirety to read as follows:

“All provisions of this Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.”

7.	Section 13 of the Plan is amended in its entirety to read as follows:

“If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares there under, no such option or SAR may be exercised in whole or in part, no such performance award or RSU may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.”

8.	The third sentence of the first paragraph of Section 15 of the Plan is amended in its entirety to read as follows:

“In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) assumed by the surviving or continuing corporation or (b) canceled in exchange for property (including cash); provided that, in the case of clause (b), (i) such merger, consolidation, other reorganization or Change in Control constitutes a “change in ownership or control” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code and Proposed Treasury Regulation section 1.409A-3(g)(5) or successor provision or (ii) the payment of cash, securities or other property is not treated as a payment of “deferred compensation” under Section 409A of the Code.”

9.	A new Section 22 is added to the Plan to read as follows:

“22. Section 409A of the Code.

Although the Company does not guarantee the particular tax treatment of an Award granted under this Plan, Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and this Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with

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such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner that will comply with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 22. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)
A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the participant is deemed on the date of the Participant’s termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the participant’s Separation from Service, and (ii) the date of the participant’s death (the “Delay Period”). All payments delayed pursuant to this Section 22(a) shall be paid to the participant on the first day of the seventh month following the date of the participant’s Separation from Service or, if earlier, on the date of the participant’s death.

(b)
Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)	If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.”

[Signature page follows]

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IN WITNESS WHEREOF, the Committee has approved the amendment to the Plan as set forth herein and authorized the undersigned officer of the Company to execute this amendment and the undersigned has caused this amendment to be executed this 13th day of December, 2013.

AÉROPOSTALE, INC.

By:	/s/ Kathy Gentilozzi
Name:	Kathy Gentilozzi
Title:	SVP - Human Resources

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